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                           KIMCO REALTY CORPORATION
                           (a Maryland Corporation)
                                 Common Stock

                                TERMS AGREEMENT

                                                      Dated: November 12, 1998

To:      Kimco Realty Corporation
         3333 New Hyde Park Road
         Suite 100
         New Hyde Park, New York  11042-0020

Attention:  Chairman of the Board of Directors

Dear Sirs:

         We (the "Underwriter") understand that Kimco Realty Corporation, a Maryland corporation (the "Company"), proposes to issue and sell the number of shares of its common stock, $.01 par value per share (the "Common Stock"), set forth below (the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we offer to purchase the Initial Underwritten Securities (as defined in the Underwriting Agreement referred to below) to the extent any are purchased, at the purchase price set forth below.

         The Underwritten Securities shall have the following terms:

Title of Securities:  Common Stock, $.01 par value
Number of Shares:  100,000
Public offering price per share:  $39.00
Purchase price per share:  $38.22
Number of Option Securities:  none
Delayed Delivery Contracts:  not authorized
Closing date and location:  November 17, 1998; Chapman and Cutler, 111 West
      Monroe Street, Chicago, IL 60603

         All the provisions contained in the document attached as Annex A hereto entitled "Kimco Realty Corporation--Common Stock, Warrants to Purchase Common Stock, Preferred Stock and Depositary Shares--Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall

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be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

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         Please accept this offer on November 12, 1998, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                          Very truly yours,

                                          ING BARING FURMAN SELZ LLC

                                          By /s/ David B. Driscoll
                                             ---------------------------------
                                               Name: David B. Driscoll
                                                     -------------------------
                                               Title: Managing Director
                                                      ------------------------
ACCEPTED:

KIMCO REALTY CORPORATION

By /s/ Michael V. Pappagallo
  ----------------------------------
      Name: Michael V. Pappagallo
            ------------------------
      Title: Chief Financial Officer
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